Exhibit 10.60

OMNIBUS COMMON SHARE SUBSCRIPTION AGREEMENT AMENDMENT

This OMNIBUS COMMON SHARE SUBSCRIPTION AGREEMENT AMENDMENT (this “Amendment”) is made and entered into as of August 1, 2019, by and among Constellation Alpha Capital Corp., a company incorporated in the British Virgin Islands (the “Company”) and certain Purchasers listed on Schedule A hereto (the “Common Share Purchasers”).

RECITALS

WHEREAS, the Company has entered into a Subscription Agreement with each of the purchasers listed on Schedule B hereto (collectively, the “Subscription Agreements”);

WHEREAS, certain purchasers (the “Other Purchasers”) intend to enter into Amended and Restated Subscription Agreements (the “Amended and Restated Subscription Agreements”), which will provide for the purchase of an aggregate of $8 million in value of Company common stock at $3.25 per share and Series A preferred stock of the Company with the terms set forth on Schedule C hereto at $3,250 per share (the “Preferred Shares”);

WHEREAS, the Subscription Agreements currently include a closing condition that, as of the closing of the Subscription Agreements, the Company has not received aggregate gross proceeds of more than $20 million from the sale of Company stock since the date of the Transaction Agreement (as defined in the Subscription Agreements);

WHEREAS, the consummation of the Subscription Agreements would result in the Company having received aggregate gross proceeds of $20 million from the sale of its stock since the date of the Transaction Agreement;

WHEREAS, a prospective new purchaser has expressed interest in purchasing up to $4,000,000 in value of Company common stock under substantially the same terms set forth in the Subscription Agreements;

WHEREAS, the Company and the Purchasers desire, and believe it is in the best interests of the parties hereto, to amend certain terms of the subscription agreements with the Common Share Purchasers (the “Common Share Subscription Agreements”) to allow the Company to enter into a new subscription agreement with such prospective new purchaser for the purchase of up to $4,000,000 in value of Company common stock and the Amended and Rested Subscription Agreements to permit the sale of the Preferred Shares to the Other Purchasers;

WHEREAS, pursuant to Section 12(f) of each of the Common Share Subscription Agreements, each of the Common Share Subscription Agreements may be modified by an instrument in writing signed by the party against whom enforcement of such modification is sought; and

WHEREAS, the undersigned constitutes the Company and all of the Common Share Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENTS TO THE COMMON SHARE SUBSCRIPTION AGREEMENTS

1.1    Amendment to Section 5(h). Section 5(h) to each of the Common Share Subscription Agreements is hereby amended to add the words, “and Series A preferred stock” after the words, “additional Company Shares” and before the words “to the Other Purchasers”.

1.2    Amendment to Item 1 of Schedule D. Item 1 of Schedule D to each of the Common Share Subscription Agreements is hereby deleted in its entirety.

1.3    Amendment to Item 5 of Schedule D. Item 5 of Schedule D to each of the Common Share Subscription Agreements is hereby amended by deleting the words “$20 million” from each such Item and substituting in lieu thereof the words “$24 million.”

1.4    Renumbering of Items 2 through 8 of Schedule D. After giving effect to the amendments set forth in Sections 1.1 and 1.2 above, Items 2, 3, 4, 5, 6, 7 and 8 of Schedule D to each of the Common Share Subscription Agreements are hereby relabeled as Items 1, 2, 3, 4, 5, 6 and 7, respectively. After giving effect to such relabeling, Item 3 of Schedule D to each of the Common Share Subscription Agreements is hereby amended by deleting the word “7” and substituting in lieu thereof the word “6”.

1.5    References to Schedule D. All references to Schedule D in each of the Common Share Subscription Agreements shall be deemed to refer only to Schedule D as amended hereby.

ARTICLE II

MISCELLANEOUS

2.1     Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

2.2     Governing Law. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.

2.3    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

2.4    Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

2.5    Effect of Amendment. Except as amended and as set forth above, each of the Subscription Agreements shall continue in full force and effect.

[Signature Pages Follow]

2

The parties hereto have executed this Omnibus Common Share Subscription Agreement Amendment as of the date first written above.

COMPANY:

CONSTELLATION ALPHA CAPITAL CORP.

By:	/s/ Rajiv Shukla
Name:	Rajiv Shukla
Title:	Chairman and CEO

[Signature Page to Omnibus Common Share Subscription Agreement Amendment]

PURCHASER:

VICTORY PORTFOLIOS, on behalf of its separate series, VICTORY RS SCIENCE AND TECHNOLOGY FUND

By:	/s/ Christopher Dyer
Name:	Christopher Dyer
Title:	President

[Signature Page to Omnibus Common Share Subscription Agreement Amendment]

PURCHASER:

THE IRWIN MARK AND JOAN KLEIN JACOBS FAMILY TRUST UA DTD 6/20/80

By:	/s/ Irwin Jacobs

By:	/s/ Joan Jacobs
Name:	Irwin and Joan Jacobs
Title:	Trustees

[Signature Page to Omnibus Common Share Subscription Agreement Amendment]

PURCHASER:

JACOBS INVESTMENT COMPANY LLC

By:	/s/ Gary Jacobs
Name:	Gary E. Jacobs
Title:	Managing Member

[Signature Page to Omnibus Common Share Subscription Agreement Amendment]

PURCHASER:

RTW MASTER FUND, LTD., and RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

[Signature Page to Omnibus Common Share Subscription Agreement Amendment]